EXHIBIT 99.1

                                ESCROW AGREEMENT

                                     Between

                                BANK OF THE WEST
                                ("ESCROW AGENT")

                                       and

                   CIVILIAN CAPITAL, INC. (THE "UNDERWRITER")

                                       and

             COMPUTER CLEARING SERVICES, INC. (THE "CLEARING FIRM")

                                       and

                        BILLY DEAD, INC. (THE "COMPANY")


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I. The Parties.

Civilian Capital Inc., a corporation duly organized and in good standing under the laws of Delaware (the "Underwriter"), Computer Clearing Services, Inc., a corporation duly organized and in good standing under the laws of ______ (the "Clearing Firm") and Billy Dead, Inc., a corporation duly organized and in good standing under the laws of Delaware (the "Company") (jointly and severally, the "Account Parties"), for the benefit of investors in the Company's initial public offering of securities (the "Investors") hereby appoint BANK OF THE WEST ("Escrow Agent") as their Escrow Agent to render certain services as provided in this Escrow Agreement ("Agreement"), dated August __, 2003.

The Escrow Services under this Agreement will not begin until the Escrow Agent has received the documentation necessary to establish an account (the "Account") on its books and has received the escrow property in conformance with this Agreement.

II. Purpose.

The purpose of this Escrow Agreement is to provide for the escrowing of proceeds raised in an initial public offering of 900,000 shares of the Company's Series A Preferred Stock (the "Shares") at a price of $8.75 per share (the "Offering"), which is being conducted by the Underwriter on a best efforts, "all or none" basis.

III. The Property.

The Escrow Agent is hereby constituted and appointed the escrow agent hereunder. As soon as the Securities and Exchange Commission has declared effective the Company's Registration Statement on Form SB-2 with respect to the Offering (the "Offering Commencement Date"), the Company will notify the Underwriter and the Escrow Agent, and will identify the date that is the Offering Commencement Date. The Underwriter agrees, that at such point, it will direct the Clearing Firm to electronically transmit subscription amounts explicitly authorized for transfer by Investors from their individual brokerage accounts held at the Clearing Firm ("Offering Proceeds") into one separate interest bearing account (the "Escrow Account") to be established by the Escrow Agent in the name of the Clearing Firm for the benefit of the Investors (the "Escrow Account"). At the time the Underwriter authorizes the making of a transfer from a particular Investor's brokerage account in accordance with such Investor's authorization to do so, it will forward to the Clearing Firm the full name and address and taxpayer identification number for such Investor, together with wire transfer information relating to the Investor's brokerage account at the Clearing Firm from which its investment in the Offering is being made (the "Brokerage Account"). The Clearing Firm, rather than the Escrow Agent, shall be responsible for maintaining such records relating to the Investors.

From time to time the Underwriter may authorize the Clearing Firm to deliver additional Offering Proceeds to the Escrow Agent, together with the information referred to in the preceding sentence. The Underwriter, through the Clearing Firm, shall transfer to the Escrow Account the Offering Proceeds from an Investor's Brokerage Account no later than noon of the next day following the Underwriter's acceptance of an Investor's subscription. All of the Offering Proceeds, together with any income earned or credited, shall constitute the assets of the Escrow Account and may be referred to herein as the "Assets". The Escrow Agent shall provide appropriate delivery instructions to the Account Parties.

IV. Duration.


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A. When the Escrow Agent has received Offering Proceeds representing all of the
Shares being sold in the Offering (an aggregate of $7,875,000), then the Escrow Agent shall promptly notify the Company, the Underwriter and the Clearing Firm, and, at the written election of the Company (signed by its Chief Executive Officer), the Escrow Agent will release such Offering Proceeds, together with all interest accrued thereon, subject to deduction for expenses (including any fees charged by the Escrow Agent and not yet paid), promptly to the Clearing Firm, for immediate remittance by the Clearing Firm to the Company. The written instruction from the Company shall be accompanied by a written opinion of counsel to the Company and by a written confirmation from the Underwriter that all conditions to the release of the Offering Proceeds have been satisfied. The Escrow Agent shall not be responsible for delivering any certificates representing the Shares to any Investor, which shall instead by undertaken by the Underwriter and the Clearing Firm.

B. If the Escrow Agent has not received Offering Proceeds representing all of the Shares being sold in the Offering by close of business on the 90th day after the Offering Commencement Date (the "Expiration Date"), which Expiration Date may be extended for an additional 90 days if so elected in writing by the Company and the Underwriter, with a copy of such election to extend the Expiration Date to be delivered by the Company to the Escrow Agent, then the Escrow Agent will release and return the Offering Proceeds to the Clearing Firm, for immediate remittance by the Clearing Firm to the Investors' Brokerage Accounts, based on the amount of each Investor's subscription, together with all interest accrued thereon (as allocated and determined by the Clearing Firm) and without deduction for any expenses (including any fees charged by the Escrow Agent). Any such expenses, including all fees charged by the Escrow Agent, shall be immediately payable by the Company at such time.

V. Authorized Signers; Reliance by Escrow Agent.

A. The Account Parties agree that they shall provide such resolutions or certifications and other documents as may be necessary to establish the Account on the Books of the Escrow Agent. The Account Parties agree to provide, on Exhibit "A," the names and specimen signatures of those who are authorized to issue notices and instructions to the Escrow Agent and execute required documents under this Agreement ("Authorized Signers"). This includes the authority to act under Articles VI (Investments and Income), VIII (Disbursements) and XII (Right to Consult with Account Parties). The Escrow Agent is not liable in any respect on account of the identity, authority or rights of persons executing or delivering, or purporting to execute or deliver, any written document, notice or communication.

B. The Escrow Agent is entitled to rely on, and shall be fully protected in relying on: (1) the instructions and notices from any one of the Authorized Signers from each of the Account Parties, acting alone, until such time as their authority is revoked in writing, or until successors have been appointed and identified by notice in the manner described in Article XX, below, (2) any notice, instruction, instrument, electronic or telephonic transmission, or signature (including, without limitation, any faxed copy of any such notice, instruction or instrument) believed by the Escrow Agent in good faith to be genuine, valid and sufficient, and (3) the information contained in such notices and instructions. The Escrow Agent has no obligation, duty or responsibility whatsoever to investigate or determine the accuracy or truthfulness of the information contained therein.

C. The Escrow Agent may, but is not obligated to, accept oral, electronic, or facsimile notices and instructions from Authorized Signers. Authorized Signers will provide the Escrow Agent with written confirmation of all oral notices and instructions to the Escrow Agent, but the Escrow Agent need not await receipt of written confirmation of any oral notice or instructions before acting upon them. A failure on an Authorized Signer's part to provide the Escrow Agent with written confirmation of any oral notices


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

or instructions shall not invalidate such notice or instructions, and the Escrow Agent shall incur no liability for having acted in good faith in the absence of such written confirmation.

VI. Investments and Income.

A. The Escrow Agent shall invest the moneys deposited with the Escrow Agent (and income earned thereon except as specified below), in government money market mutual funds only and in compliance with Rule 15c-2(4) of the Securities Exchange Act of 1934, as amended. The Escrow Agent shall have no liability or responsibility whatsoever for any loss resulting from any investment made in compliance with the terms and provisions of this Agreement.

B. Earnings on the Account will be reported to the appropriate tax authorities for the account of the Company on IRS Form 1099 or such other substitute form as applicable. The Company shall separately provide to the Escrow Agent its Federal Tax I.D. No. and the appropriate tax form (W8 or W9) or other substitute tax form as applicable. If after the Expiration Date, the Escrow Agent returns the Offering Proceeds to the Clearing Firm on behalf of the Investors, then the Underwriter and the Clearing Firm will provide to the Company the taxpayer identification numbers for the Investors for purposes of reporting on IRS Form 1099 their earnings on their pro rata share of the Offering Proceeds returned to them.

C. Any party hereto that is not a United States corporation must execute the attached Addendum to this Agreement which is incorporated herein and made a part hereof.

VII. Authorization to Invest in Mutual Funds Serviced by Escrow Agent and Affiliates.

Subject to the provisions of the first sentence of Article VI.A, the Escrow Agent and its Affiliates provide a variety of services to multiple mutual funds, including but not limited to the Eureka Funds (the "Funds"). These services may include, but are not limited to, acting as investment adviser, investment sub-advisor, sponsor, distributor, administrator, custodian, transfer agent, sub-transfer agent, registrar, shareholder servicer, interfund lending servicer, special management servicer, fund accountant and other capacities. The Account Parties understand and agree that, in addition to the compensation paid to the Escrow Agent for providing services to the Account, the Escrow Agent and its Affiliates may receive as compensation from the Funds, the Funds' distributor, any selling agent of the Funds or their distributor, or any other person or entity, any and all fees which may be paid by the Funds for services rendered to the Funds or which may be paid as distribution charges or sales compensation , including front-end or contingent deferred sales charges, and fees paid pursuant to a plan established under Rule 12b-1 of the Securities and Exchange Commission under the Investment Company Act of 1940.

1. Escrow Agent's Authorization to Invest in Mutual Funds Serviced by Escrow Agent and Affiliates.

If the Account Parties have authorized the Escrow Agent to invest Account assets in its discretion, they authorize the Escrow Agent to exercise its discretion in investing Account Assets in the Funds without prior notice to the Account Parties whenever it is appropriate to the Account's Investment Objective and the Account Parties acknowledge receipt of a Prospectus of the Funds.

2. Escrow Agent and Affiliates Authorized to Receive Compensation from the Funds and Others.

The Account Parties agree that (a) the Escrow Agent and its Affiliates can receive compensation and other benefits for providing services to the Funds which are in addition to the fees the Escrow Agent receives for providing services to the Account, (b) the Escrow Agent and its Affiliates may receive such


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

compensation and other benefits even if the Escrow Agent and its Affiliates are not in privity of contract with one or more of the Funds, and even if such fees, distribution charges, or sales compensation are initially paid to another party prior to being paid to the Escrow Agent and its Affiliates, and (c) the Escrow Agent need not reduce its Account fees by any compensation or other benefits the Escrow Agent or its Affiliates receive in connection with the investment of Assets in the Funds. Depending on the type of investment service selected, if the Account Parties or the Escrow Agent transfers Assets between the Funds, the amount of compensation or value of other benefits received by the Escrow Agent and its Affiliates may increase or decrease.

3. Purchase and Sale of Securities Through Affiliates.

To the extent permitted by applicable law, the Funds may purchase securities through or from the Escrow Agent and its Affiliates and may engage in repurchase transactions with the Escrow Agent and its Affiliates.

VIII. Disbursements.

A. The Escrow Agent shall disburse Account income and Account principal in accordance with the provisions of Article IV above.

B. All disbursements will be made only as authorized under Article IV or as otherwise permitted and instructed by Authorized Signers, and the Escrow Agent shall be fully protected in making such disbursements in such fashion and in such amounts as provided herein.

C. The Escrow Agent is not responsible for verifying that a disbursement made as directed under this Agreement is lawful, authorized or appropriate under any other document or arrangement, or for the application of any disbursement made from the Account.

D. The Escrow Agent is not required to disburse amounts unless good funds are available. The Escrow Agent is not required to create an overdraft to disburse funds.

E. Disbursements may be made pursuant to a mediation or as ordered by an arbitrator following an arbitration as provided for in Article XV below, or as ordered by a court of competent jurisdiction following notice of such order given to the Account Parties by the Escrow Agent.

IX. Duties of the Escrow Agent; Scope of Duties.

The Escrow Agent's duties and their scope are as set forth below or as more fully set forth in other parts of this Agreement.

A. The Escrow Agent will receive, hold and account for assets only as delivered to it in conformance with this Agreement. The Escrow Agent has no responsibility to notify any party of another party's failure to deliver assets to the Escrow Agent or to enforce the delivery of any assets to it.

B. This Agreement sets forth all of the duties of the Escrow Agent with respect to any and all matters pertinent thereto, and no implied duties or obligations whatsoever shall be read into this Agreement. The duties of the Escrow Agent are ministerial in nature and not discretionary, except as provided in Articles VI and VII.

C. The Escrow Agent's sole duties hereunder are to invest and disburse the Escrow Property in accordance with the terms and provisions of this Agreement and to provide (i) paper reports on a


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quarterly basis to the Account Parties of the Escrow Account balance at the beginning and end of such quarter, interest earned during such quarter and all transactions relating to the Escrow Account during such period and (ii) full internet access to the Account Parties at all times of the foregoing information and of current balances of the Escrow Account.

D. Upon the complete disbursement of the Escrow Property in accordance with the terms and provisions of this Agreement, the Escrow Agent is fully released from all further obligations or liabilities hereunder.

E. Nothing contained herein shall be construed to create any obligation or liability whatsoever on the part of the Escrow Agent to anyone other than the Account Parties. There are no third party beneficiaries to this Escrow.

F. The Escrow Agent is not bound in any respect whatsoever by any agreement or contract (other than this Agreement) between the Account Parties (whether or not the Escrow Agent has knowledge thereof).

X. Reports by the Escrow Agent.

A. The Escrow Agent is not responsible for verifying or authenticating any property, or the value of any property delivered to it, other than cash or such similar funds. The Escrow Agent will report the value of money market mutual funds provided by the Escrow Agent and utilized under this Agreement. The Escrow Agent will provide market values of the assets in the Account in its periodic reports for publicly-held or publicly-traded securities, using its normal pricing services. All other assets, if any, will be reported at the cost or value as provided to the Escrow Agent by the Account Parties.

B. The Escrow Agent will provide periodic statements to the Account Parties, or agents of the Account Parties, as so identified. Such statements will set forth the holdings, the market values (as set forth above) and the transactions, if any, including purchases, sales or any other disbursement, and income received.

C. The Account Parties have sixty (60) days to object in writing to such reports. If no written notice has been received by the Escrow Agent within this period, an acceptance of such reports shall be deemed to have occurred.

D. Pursuant to and in accordance with applicable state securities laws and regulations, the Escrow Agent shall grant to state securities laws administrators the right, at reasonable times and upon reasonable notice, to inspect and make copies of all records relating to this Escrow and the Account, wherever such records are located.

XI. Right of the Escrow Agent to Consult with Counsel.

The Escrow Agent has the right to consult with counsel in connection with its duties hereunder and is fully protected by any act, suffered or permitted by it in good faith in accordance with the advice of such counsel.

XII. Right of the Escrow Agent to Consult with Account Parties.

A. Notwithstanding the receipt of written instructions, if the Escrow Agent is uncertain as to its duties or rights hereunder, Escrow Agent has the right (but not the obligation) to request clarification or


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confirmation by the Account Parties of any proposed disbursement of any portion of the Account assets or any other proposed action with respect to the Account prior to taking such action.

B. In the event that, within ten (10) business days after such request the Escrow Agent has not received notice from any Account Party objecting to such proposed action, such action shall be deemed confirmed by the Account Parties.

C. In addition, if the Escrow Agent is uncertain as to its duties or rights hereunder, the Escrow Agent also has the right (but not the obligation) to refrain from taking any action other than to use its best efforts to keep safely and preserve the Account (and to keep cash or cash equivalents invested in money market mutual funds or such other funds or investments as jointly instructed by the Account Parties in writing) until the Escrow Agent has been directed to disburse all or any portion of the Account pursuant to a mediation or arbitration as provided in Article XV, below, or pursuant to an order, decree or judgment of a court of competent jurisdiction.

D. If any dispute is not resolved by the parties hereto within ninety (90) days, the Escrow Agent has the right (but not the obligation) to interplead the Account assets with a court of competent jurisdiction. Upon the successful deposit of Account assets with the court, the Escrow Agent is relieved from any further obligation under this Agreement.

E. The Escrow Agent's reasonable costs and expenses, including, but without limitation, the fees and expenses of its legal counsel incurred in connection therewith shall be payable by the Account Parties as provided in Article XIII, below.

XIII. Compensation. Expenses.

A. The Escrow Agent shall be compensated in accordance with the schedule attached hereto as Exhibit "B" and incorporated herein by reference. The Fee Schedule shall be signed by an Authorized Signer as set forth in Article VI, above.

B. The fees of the Escrow Agent, equal to $5,000, will be paid by the Company prior to the Offering Commencement Date.

C. The obligation of the Account Parties to pay due and payable fees, costs and expenses owing to the Escrow Agent shall survive both the termination of this Agreement and the transactions contemplated hereunder and the resignation or removal of the Escrow Agent.

XIV. Limitation of Liability; Indemnification.

A. The Escrow Agent is not liable for any mistake of fact or error in judgment, or for any acts or omissions of any kind made in good faith and believed by it to be authorized or within the rights or powers conferred by this Agreement. The Escrow Agent is not responsible for any expense, loss, damage or cost ("damages") arising out of or relating to its performance under this Agreement other than those money damages actually incurred by the parties to this Agreement which result directly from the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent is not responsible for the acts or omissions of any other parties, employees or agents (including but not limited to the amount, accuracy, timeliness of delivery or due authorization of any instructions) or the acts or omissions of any other person or entity. The Escrow Agent is not liable for and will be excused from any failure or delay in performing its obligations under this Agreement if: (i) such failure or delay is caused by circumstances beyond the Escrow Agent's reasonable control (including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, labor dispute, war, riot,


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theft, natural disaster, or equipment failure, or (ii) the Escrow Agent reasonably believed that its action would have violated any law, guideline, rule or regulation of any governmental authority. No such failure or delay will constitute a breach of this Agreement.

B. The Account Parties, jointly and severally, covenant and agree to indemnify, defend and hold the Escrow Agent, its parent, subsidiaries, affiliates, and their respective directors, officers, employees and agents (the "Indemnified Parties") harmless against any loss, liability, expense, cost, damage, penalty, action or suit, including, without limitation, claims of third parties and the reasonable fees, charges and expenses of Escrow Agent's outside and internal legal counsel, arising out of or in connection with the subject matter of this Agreement, including, without limitation, transactions directly or indirectly related hereto, except that the Escrow Agent is not indemnified against any loss, liability or expense arising out of the Escrow Agent's gross negligence or willful misconduct.

C. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

D. The obligations of the Account Parties to indemnify, defend and hold the Indemnified Parties harmless shall survive both the termination of this Agreement and the transactions contemplated hereunder and the resignation of the Escrow Agent.

XV. Arbitration; Provisional Remedies.

It is understood and agreed that upon the request of any party to this Agreement, any dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with this Agreement shall be resolved through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("J-A-M-S") as follows:

A. Step I - Mediation. At the request of any party to the dispute, claim or controversy, the matter shall be referred to the nearest office of J-A-M-S for mediation; that is, an informal, non-binding conference or conferences between the parties in which a retired judge or justice for the J-A-M-S panel will seek to guide the parties to a resolution of the case.

B. Step II - Arbitration. Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase, then all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California, and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Service, Inc., and judgment upon any award rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorney's fees and costs.

As soon as practicable after selection of the arbitrator, the arbitrator or his/her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter, each party shall, within ten (10) days of receipt of the statement, deposit the said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of their right to


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prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

C. Provisional Remedies, Self-Help and Foreclosure. No provision of, or the exercise of any right(s) under this Article XV, nor any other provision of the dispute resolution provision set forth in this Article XV, shall limit the right of any party to exercise self-help remedies such as set off, to foreclose against any real or personal property collateral, or obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from any court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for provisional remedies, pursuit of provisional or ancillary remedies, or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

D. The Account Parties agree that any of the proceedings under this Article XV shall, for the purposes of Section 47 of the California Civil Code, be a judicial proceeding.

XVI. Waiver of Jury Trial.

THE ACCOUNT PARTIES AND THE ESCROW AGENT EACH SHALL WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

XVII. Resignation or Removal.

A. The Escrow Agent may resign upon thirty (30) days' written notice to the Account Parties. Upon expiration of the thirty (30) days' written notice, the Escrow Agent is fully released from any further obligation to perform any duties whatsoever imposed on the Escrow Agent hereunder, except for rendering statements until all Account assets are transferred out of the Account.

B. The Escrow Agent may be removed upon thirty (30) days' written notice from Account Parties to the Escrow Agent.

C. In the event of resignation or removal, a successor shall be appointed by the Account Parties to receive the assets as of the end of the effective date of resignation or removal.

D. In the event the Account Parties fail to appoint a successor within the thirty-day period, the Escrow Agent may pay over, or otherwise deliver the Escrow assets to a court of competent jurisdiction.

XVIII. Modification.


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This Agreement shall not be modified or amended except by a written instrument signed by all of the parties hereto.

XIX. Governing Law.

(a) This Agreement shall be governed by the laws of the State of California applicable to contracts negotiated and entered into and performed wholly within the State. The parties designate Los Angeles, California, as the exclusive jurisdiction for any dispute arising hereunder, and agree that any such dispute, if not heard as provided for in Article XV, above, shall be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties acknowledge that such courts have the jurisdiction to hear and determine any such dispute, and the parties hereto waive any and all objections that they may have as to personal jurisdiction or venue in any of such courts.

XX. Notices; Form.

A. Unless otherwise agreed to by the parties hereto, all notices required to be given hereunder shall be in writing, shall be sent by national overnight courier service or by certified or registered mail, return receipt requested. Such notices shall be sent to the applicable party or parties at the addresses following their signatures below or to such other address as may be furnished in writing by the parties.

B. Any such notice shall be deemed to have been received (1) in the case of national overnight courier service, on the next business day after the date sent, and (2) in the case of mail, on the third business day following posting.

C. Notices to the Escrow Agent shall be in a manner acceptable to the Escrow Agent.

XXI. Entire Agreement; Severability; Binding Effect.

A. This Agreement contains the entire agreement of the parties hereto and supersedes any prior or oral agreements among them concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties relating to the subject matter contained in this Agreement which are not fully expressed herein.

B. If any section, sentence, clause or provision of this Agreement shall for any reason whatsoever be held to be invalid or unenforceable, the invalidity or unenforceability of such section, clause or provision shall not affect any of the remaining provisions of this Agreement.

C. This Agreement shall inure to the benefit of, and be binding upon, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

XXII. Representations of the Parties.

Each of the parties hereto hereby represents and warrants that as of the date hereof: (a) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such actions have been duly and validly authorized by all necessary proceedings; and (b) this Agreement has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement of it.

      IN WITNESS HEREOF, the parties have executed this Agreement as of the date first above written.


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ACCOUNT PARTIES:

BILLY DEAD, INC.                          CIVILIAN CAPITAL, INC.

By: /s/ Charles F. Ryan III               By: /s/ Peter S. McDonnell
NAME: Charles F. Ryan III                 NAME: Peter S. McDonnell
TITLE: CEO & CFO                          TITLE: CEO
DATE: 8/28/2003                           DATE: 8/28/2003

ADDRESS:                                  ADDRESS:
2312 Lorenzo Drive                        14 N. Peoria Street
Los Angeles, CA  90036                    Chicago, IL  60607

Tel. No.: 323-962-9873                    Tel No.: 312-601-8886

FAX No.: 323-843-9299                     FAX No.: 312-601-8888


CLEARING FIRM:
COMPUTER  CLEARING SERVICES, INC.

By: /s/ Steven S. Worcester               By:
NAME: Steven S. Worcester                 NAME:
TITLE: CFO/COO                            TITLE:
DATE: 8/28/2003                           DATE:

ADDRESS:

801 N Brand Blvd.                         Tel No.: 818-242-9333
Glendale, CA  91203
                                          FAX No.: 818-242-3723


ESCROW AGENT:
BANK OF THE WEST

By: /s/ Karen L. Bishop                   By: /s/ Robert P. Cabrere
NAME: Karen L. Bishop                     NAME: Robert P. Cabrere
TITLE: Trust Officer                      TITLE: Vice President
DATE: 8/8/2003                            DATE: 8/8/2003

ADDRESS:                                  Tel No.: 415-965-9878
180 Montgomery St., Suite 400
San Francisco, CA  94104

                                          FAX No.: 415-986-7985


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